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                                                                   EXHIBIT 23.06




                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 18, 2000 relating to the financial statements of Heritage Financial Services, Inc. appearing in Old National Bancorp's current Report on Form 8-K filed April 19, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





Heathcott & Mullaly, P.C.

Brentwood, Tennessee
April 28, 2000